SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 23, 1999

                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                     0-16375                   94-3018487
-------------------------------   ---------------------     --------------------
(State or other jurisdiction of   (Commission File No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)


                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100
           ------------------------------------------------------------
          (Address and telephone number of principal executive offices)

Item 5.  Other Events

On January 4, 2000, THERMOGENESIS CORP. completed an offering of 4,040 shares of Series B Convertible Preferred Stock and warrants to purchase 444,562 shares of THERMOGENESIS CORP. common stock. The initial placement was made to the lead investors, Advantage Fund II Ltd. and Koch Investment Group Limited, on December 22, 1999, and the final closing was held on January 4, 2000 with Clarion Capital Corporation. The placement resulted in gross proceeds to THERMOGENESIS CORP. of $4,040,000, before commissions and expenses payable in connection with the placement.

Unless stockholder approval is obtained, the Series B Convertible Preferred Stock is convertible into a maximum of 4,236,000 shares of THERMOGENESIS CORP. common stock, in the aggregate. For the first six months from December 22, 1999, the Series B Convertible Preferred Stock is convertible at a fixed conversion price of $2.2719 per common share, which represents the average bid price of the common stock for the ten days prior to December 22, 1999. Thereafter, the conversion price is adjusted every six months to be the lesser of (a) 130% of the fixed conversion price or (b) 90% of the average market price for the ten days prior to such adjustment date. The Series B Convertible Preferred Stock is entitled to dividends at the rate of 6% per annum which amount, at the option of THERMOGENESIS CORP., may be added to the $1,000 per share conversion value of the Series B Convertible Preferred Stock.

The conversion price is subject to further adjustment under certain circumstances, provided such circumstances are outside of the Company's control, as set forth in the Certificate of Designations of Series B Convertible Preferred Stock attached to this current report, including the following events:
(i) no closing bid price for the common stock for five consecutive trading days;
(ii) delisting of the common stock from the Nasdaq SmallCap Market or any other market or exchange; (iii) inability of the investors to sell shares of common stock pursuant to an effective registration statement for 30 days or more, in the aggregate; (iv)


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certain business  combination events where THERMOGENESIS  CORP.  stockholders do not control 51% of the combined company, unless certain conditions are satisfied; and (v) certain defaults by THERMOGENESIS CORP. in the performance of its obligations to the institutions; and (iv) the adoption of any amendment to THERMOGENESIS CORP.'s Certificate of Incorporation materially adverse to the holders of the Series B Convertible Preferred Stock without the consent of the majority of the shares of Series B Convertible Preferred Stock. If THERMOGENESIS CORP. takes action to affect any of the foregoing, and such action is deemed to be within its control, the Series B holders can require that THERMOGENESIS CORP. redeem the shares at a premium.

THERMOGENESIS CORP. has the right to redeem the Series B Convertible Preferred Stock at a premium and under some circumstances at the market price of its common stock that the Series B Convertible Preferred Stock would otherwise be convertible into.

The net proceeds from the offering will be used for general corporate purposes and working capital.

The terms of the private placement are set forth in the form of Subscription Agreement attached as Exhibit 10 to this current report. The Certificate of Designations of Series B Convertible Preferred Stock is also attached as Exhibit
4.1 to this current report, and contains the rights, preferences, privileges and restrictions of the Series B Convertible Preferred Stock. The Warrants issued in connection with the placement are subject to the terms contained in the Form of Warrant attached as Exhibit 4.2 to this current report. Under the Registration Rights Agreement, entered into with each Series B investor and attached as
Exhibit 4.3, THERMOGENESIS CORP. has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of common stock underlying the Series B Convertible Preferred Stock and warrants.

In connection with the placement of THERMOGENESIS CORP.'s Series B Convertible Preferred Stock, THERMOGENESIS CORP. paid a 6% commission and issued a warrant to purchase 40,000 shares of common stock to Reedland Capital Partners, a Division of Financial West Group. The warrants issued to Advantage Fund II Ltd., Koch Investment Group Limited, Clarion Capital Corporation, and Reedland are exercisable for a period of five years at an exercise price of $2.72628.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

        (c)     EXHIBITS

Exhibit
Number                 Description
-------                ------------
 4.1                   Certificate of Designations of Series B Convertible
                       Preferred Stock, dated December 22, 1999
 4.2                   Warrant [Form]
 4.3                   Registration Rights Agreement, dated December 22, 1999
                       [Form]
 10.                   Subscription Agreement, dated December 22, 1999 [Form]

                                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 4, 2000                       THERMOGENESIS CORP.
                                             a Delaware Corporation


                                       /s/   PHILIP H. COELHO
                                             --------------------------------
                                             Philip H. Coelho, Chairman & CEO